Exhibit 99.1

Equinix Reports Second Quarter 2022 Results

Record Growth as Businesses Continue to Prioritize Digital Infrastructure Despite Macroeconomic Conditions

REDWOOD CITY, Calif., July 27, 2022 /PRNewswire/ --

  Quarterly revenues increased 10% on both an as-reported and normalized and constant currency basis over the same quarter last year to $1.8 billion, representing the company's 78th consecutive quarter of revenue growth—the longest streak of any S&P 500 company
  Delivered record quarterly gross and net bookings led by the Americas and EMEA regions— sizably surpassing the prior peak
  Achieved record channel bookings in Q2, accounting for more than 35% of total bookings
  Exceeded 435,000 interconnections in Q2, highlighting the company's critical role in the digital infrastructure of today's businesses

Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure companyTM, today reported results for the quarter ended June 30, 2022. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

Second Quarter 2022 Results Summary

  Revenues
    $1.8 billion, a 5% increase over the previous quarter
    Includes a negative $20 million foreign currency impact when compared to prior guidance rates
  Operating Income
    $318 million, a 19% increase over the previous quarter and an operating margin of 17%
  Net Income and Net Income per Share attributable to Equinix
    $216 million, a 47% increase over the previous quarter, primarily due to strong operating performance and a favorable tax settlement
    $2.37 per share, a 46% increase over the previous quarter
  Adjusted EBITDA
    $860 million, an 8% increase over the previous quarter and an adjusted EBITDA margin of 47%
    Includes a negative $10 million foreign currency impact when compared to prior guidance rates
    Includes $4 million of integration costs
  AFFO and AFFO per Share
    $691 million, a 6% increase over the previous quarter, primarily due to strong operating performance, partially offset by higher taxes due to increased profitability
    $7.58 per share, a 6% increase over the previous quarter
    Includes $4 million of integration costs

2022 Annual Guidance Summary

  Revenues
    $7.259 - $7.299 billion, an increase of 9 - 10% over the previous year, or a normalized and constant currency increase of 10 - 11%
    An increase of $65 million compared to prior guidance, offset by a $102 million foreign currency impact compared to prior guidance rates
  Adjusted EBITDA
    $3.323 - $3.353 billion, a 46% adjusted EBITDA margin
    An increase of $33 million compared to prior guidance excluding integration costs, offset by a $49 million foreign currency impact compared to prior guidance rates
    Assumes $30 million of integration costs
  AFFO and AFFO per Share
    $2.636 - $2.666 billion, an increase of 8 - 9% over the previous year, or a normalized and constant currency increase of 8 - 10%
    An increase of $33 million compared to prior guidance, offset by a $42 million foreign currency impact compared to prior guidance rates
    $28.77 - $29.10 per share, an increase of 6 - 7% over the previous year, or 8 - 9% on a normalized and constant currency basis
    Assumes $30 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote

Charles Meyers, President and CEO, Equinix:

"With record Q2 gross bookings that sizably surpassed the prior peak, Equinix had an outstanding first half of 2022, and our business continued to deliver strong and consistent results. The demand environment and our pipeline remain robust despite a complex global macroeconomic and political landscape, as we continue to enable digital leaders on their transformation journey."

Business Highlights

  As customers continue to embrace Equinix as the best manifestation of the interconnected digital edge, the company continues to invest in the expansion of its global platform:
    49 major projects are currently underway across 34 metros in 21 countries, including new data center builds in Dublin, Montréal, New York, Paris, Warsaw and the company's first build in Chennai, India.
    In May, Equinix closed the acquisition of four data centers from Empresa Nacional De Telecomunicaciones S.A. ("Entel"), a leading Chilean telecommunications provider (the "Entel Chile Acquisition"), extending Platform Equinix® into Chile and bringing its global footprint to 70 metros across 31 countries.
    Equinix expects to close on the acquisition of one additional data center from Entel to enter Lima, Peru, in Q3.
  Equinix continued to strengthen its leadership position in the cloud ecosystem through the company's xScaleTM program, which experienced strong leasing activity from top hyperscalers in Q2. The xScale portfolio has now leased more than 170 megawatts globally, with 11 xScale builds currently under development, of which more than 80% is pre-leased.
  Equinix's Future First sustainability strategy was recently recognized by Sustainalytics as among the best large-cap REITs for ESG. Equinix was also ranked seventh on the U.S. Environmental Protection Agency's National Top 100 list of the largest green power users.
  Equinix continued the growth of its indirect selling initiatives, with channel sales delivering a fifth consecutive quarter of record bookings, accounting for over 35% of Q2 bookings and nearly 60% of new logos in the quarter. Wins were across a wide range of industry verticals and use cases, with continued strength from strategic partners including AT&T, Cisco, Dell, Google, Microsoft and Orange Business Services. In Q2, Equinix was recognized as HPE GreenLake's Momentum Partner of the Year for 2022 as the two companies work together to deliver a consistent hybrid multicloud experience for joint customers.

Business Outlook

For the third quarter of 2022, the Company expects revenues to range between $1.827 and $1.847 billion, a 1 - 2% increase over the prior quarter on both an as-reported and normalized and constant currency basis. This guidance includes a negative $12 million foreign currency impact when compared to the average FX rates in Q2 2022. Adjusted EBITDA is expected to range between $831 and $851 million. Adjusted EBITDA includes a negative $5 million foreign currency impact when compared to the average FX rates in Q2 2022 and $9 million of integration costs from acquisitions. Recurring capital expenditures are expected to range between $42 and $52 million.

For the full year of 2022, total revenues are expected to range between $7.259 and $7.299 billion, a 9 - 10% increase over the previous year, or a normalized and constant currency increase of 10 - 11%. This updated full-year guidance includes an underlying raise of $35 million from better-than-expected business performance, $30 million from the Entel Chile Acquisition and a negative $102 million foreign currency impact when compared to the prior guidance rates. Adjusted EBITDA is expected to range between $3.323 and $3.353 billion, an adjusted EBITDA margin of 46%. This updated full-year guidance includes an underlying raise of $25 million from better-than-expected business performance excluding integration costs, $18 million from the Entel Chile Acquisition, offset by $10 million due to a lease accounting classification change and a negative $49 million foreign currency impact when compared to the prior guidance rates. For the year, the Company now expects to incur $30 million in integration costs related to acquisitions. AFFO is expected to range between $2.636 and $2.666 billion, an increase of 8 - 9% over the previous year, or a normalized and constant currency increase of 8 - 10%. This updated AFFO guidance excluding integration costs includes an underlying raise of $17 million, a $3 million net benefit due to a lease accounting classification change, $13 million from the Entel Chile Acquisition and a negative $42 million foreign currency impact when compared to the prior guidance rates. AFFO per share is expected to range between $28.77 and $29.10, an increase of 6 - 7% over the previous year on an as-reported basis, or 8 - 9% on a normalized and constant currency basis. Total capital expenditures are expected to range between $2.313 and $2.563 billion. Non-recurring capital expenditures, including xScale-related capital expenditures, are expected to range between $2.133 and $2.373 billion, and recurring capital expenditures are expected to range between $180 and $190 million. xScale-related on-balance sheet capital expenditures are expected to range between $85 and $135 million, which we anticipate will be reimbursed to Equinix from both the current and future xScale JVs.

The U.S. dollar exchange rates used for 2022 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.14 to the Euro, $1.31 to the Pound, S$1.39 to the U.S. Dollar, ¥136 to the U.S. Dollar, A$1.45 to the U.S. Dollar, HK$7.85 to the U.S. Dollar, R$5.20 to the U.S. Dollar and C$1.29 to the U.S. Dollar. The Q2 2022 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen, Australian Dollar, Hong Kong Dollar, Brazilian Real and Canadian Dollar is 19%, 9%, 8%, 6%, 4%, 3%, 3% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property, and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q2 2022 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended June 30, 2022, along with its future outlook, in its quarterly conference call on Wednesday, July 27, 2022, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, October 26, 2022, by dialing 1-866-363-4001 and referencing the passcode 2022. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents net income excluding income tax expense, interest income, interest expense, other income or expense, gain or loss on debt extinguishment, depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of a data center, and do not reflect its current or future cash spending levels to support its business. Its data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of a data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions, and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX® data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges generally related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix's underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX and xScale data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic; the current inflationary environment; foreign currency exchange rate fluctuations; increased costs to procure power and the general volatility in the global energy market; the challenges of acquiring, operating and constructing IBX and xScale data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Recurring revenues	$ 1,707,451	$ 1,642,324	$ 1,542,462	$ 3,349,775	$ 3,053,395
Non-recurring revenues	109,703	92,123	115,457	201,826	200,588
Revenues	1,817,154	1,734,447	1,657,919	3,551,601	3,253,983
Cost of revenues	930,257	915,875	865,120	1,846,132	1,676,337
Gross profit	886,897	818,572	792,799	1,705,469	1,577,646
Operating expenses:
Sales and marketing	193,727	192,511	185,610	386,238	368,437
General and administrative	370,348	352,687	322,005	723,035	623,461
Transaction costs	5,063	4,240	6,985	9,303	8,167
(Gain) loss on asset sales	(94)	1,818	(455)	1,724	1,265
Total operating expenses	569,044	551,256	514,145	1,120,300	1,001,330
Income from operations	317,853	267,316	278,654	585,169	576,316
Interest and other income (expense):
Interest income	4,508	2,106	374	6,614	1,103
Interest expense	(90,826)	(79,965)	(87,231)	(170,791)	(176,912)
Other expense	(6,238)	(9,549)	(39,377)	(15,787)	(46,327)
Gain (loss) on debt extinguishment	(420)	529	(102,460)	109	(115,518)
Total interest and other, net	(92,976)	(86,879)	(228,694)	(179,855)	(337,654)
Income before income taxes	224,877	180,437	49,960	405,314	238,662
Income tax expense	(8,635)	(32,744)	18,527	(41,379)	(14,101)
Net income	216,242	147,693	68,487	363,935	224,561
Net (income) loss attributable to non-controlling interests	80	(240)	(148)	(160)	140
Net income attributable to Equinix	$ 216,322	$ 147,453	$ 68,339	$ 363,775	$ 224,701
Net income per share attributable to Equinix:
Basic net income per share	$ 2.38	$ 1.62	$ 0.76	$ 4.00	$ 2.51
Diluted net income per share	$ 2.37	$ 1.62	$ 0.76	$ 3.99	$ 2.50
Shares used in computing basic net income per share	91,036	90,771	89,648	90,904	89,490
Shares used in computing diluted net income per share	91,262	91,162	90,104	91,213	90,024

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$ 216,242	$ 147,693	$ 68,487	$ 363,935	$ 224,561
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	(740,428)	(122,534)	110,466	(862,962)	(184,680)
Net investment hedge CTA gain (loss)	353,953	91,358	(37,036)	445,311	133,139
Unrealized gain (loss) on cash flow hedges	20,617	64,037	(5,700)	84,654	23,778
Net actuarial gain (loss) on defined benefit plans	(19)	(21)	15	(40)	27
Total other comprehensive income (loss), net of tax	(365,877)	32,840	67,745	(333,037)	(27,736)
Comprehensive income (loss), net of tax	(149,635)	180,533	136,232	30,898	196,825
Net (income) loss attributable to non-controlling interests	80	(240)	(148)	(160)	140
Other comprehensive (income) attributable to non-controlling interests	35	(3)	(11)	32	(10)
Comprehensive income (loss) attributable to Equinix	$ (149,520)	$ 180,290	$ 136,073	$ 30,770	$ 196,955

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$ 1,891,311	$ 1,536,358
Accounts receivable, net	812,769	681,809
Other current assets	514,313	462,739
Assets held for sale	71,554	276,195
Total current assets	3,289,947	2,957,101
Property, plant and equipment, net	15,455,180	15,445,775
Operating lease right-of-use assets	1,453,233	1,282,418
Goodwill	5,585,330	5,372,071
Intangible assets, net	1,982,434	1,935,267
Other assets	1,272,090	926,066
Total assets	$ 29,038,214	$ 27,918,698
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$ 841,473	$ 879,144
Accrued property, plant and equipment	244,267	187,334
Current portion of operating lease liabilities	140,667	144,029
Current portion of finance lease liabilities	144,100	147,841
Current portion of mortgage and loans payable	34,086	33,087
Other current liabilities	204,351	214,519
Total current liabilities	1,608,944	1,605,954
Operating lease liabilities, less current portion	1,291,447	1,107,180
Finance lease liabilities, less current portion	1,985,498	1,989,668
Mortgage and loans payable, less current portion	655,331	586,577
Senior notes, less current portion	12,077,756	10,984,144
Other liabilities	789,644	763,411
Total liabilities	18,408,620	17,036,934
Common stock	91	91
Additional paid-in capital	16,259,311	15,984,597
Treasury stock	(98,792)	(112,208)
Accumulated dividends	(6,736,338)	(6,165,140)
Accumulated other comprehensive loss	(1,418,756)	(1,085,751)
Retained earnings	2,624,268	2,260,493
Total Equinix stockholders' equity	10,629,784	10,882,082
Non-controlling interests	(190)	(318)
Total stockholders' equity	10,629,594	10,881,764
Total liabilities and stockholders' equity	$ 29,038,214	$ 27,918,698

Ending headcount by geographic region is as follows:
Americas headcount	5,275	5,056
EMEA headcount	3,728	3,611
Asia-Pacific headcount	2,448	2,277
Total headcount	11,451	10,944

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021

Finance lease liabilities	$ 2,129,598	$ 2,137,509

Term loans	626,417	549,343
Mortgage payable and other loans payable	63,000	70,321
Minus: mortgage premium, debt discount and issuance costs, net	(208)	(1,276)
Total mortgage and loans payable principal	689,209	618,388

Senior notes	12,077,756	10,984,144
Plus: debt discount and issuance costs	125,154	117,986
Total senior notes principal	12,202,910	11,102,130

Total debt principal outstanding	$ 15,021,717	$ 13,858,027

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Cash flows from operating activities:
Net income	$ 216,242	$ 147,693	$ 68,487	$ 363,935	$ 224,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	432,828	436,386	417,758	869,214	812,076
Stock-based compensation	104,682	89,952	94,335	194,634	172,685
Amortization of debt issuance costs and debt discounts and premiums	4,536	4,204	4,430	8,740	8,370
(Gain) loss on debt extinguishment	420	(529)	102,460	(109)	115,518
Loss (gain) on asset sales	(94)	1,818	(455)	1,724	1,265
Other items	5,832	6,050	11,296	11,882	22,478
Changes in operating assets and liabilities:
Accounts receivable	(26,302)	(100,727)	(39,709)	(127,029)	(57,329)
Income taxes, net	(33,663)	13,881	(55,661)	(19,782)	(65,935)
Accounts payable and accrued expenses	55,128	(75,980)	19,161	(20,852)	(57,201)
Operating lease right-of-use assets	38,839	35,400	20,851	74,239	61,775
Operating lease liabilities	(34,632)	(31,740)	(63,765)	(66,372)	(100,328)
Other assets and liabilities	37,765	54,715	20,009	92,480	(147,580)
Net cash provided by operating activities	801,581	581,123	599,197	1,382,704	990,355
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(26,391)	(38,558)	(2,595)	(64,949)	(20,944)
Business acquisitions, net of cash and restricted cash acquired	(883,668)	—	—	(883,668)	—
Real estate acquisitions	(30,257)	(3,074)	(33,900)	(33,331)	(87,637)
Purchases of other property, plant and equipment	(484,830)	(412,518)	(692,232)	(897,348)	(1,255,830)
Proceeds from asset sales	56,024	195,391	—	251,415	—
Net cash used in investing activities	(1,369,122)	(258,759)	(728,727)	(1,627,881)	(1,364,411)
Cash flows from financing activities:
Proceeds from employee equity awards	—	43,876	—	43,876	40,034
Payment of dividend distributions	(283,048)	(289,669)	(258,053)	(572,717)	(521,092)
Proceeds from public offering of common stock, net of offering costs	—	—	99,599	—	99,599
Proceeds from mortgage and loans payable	—	676,850	—	676,850	—
Proceeds from senior notes, net of debt discounts	1,193,688	—	2,587,910	1,193,688	3,878,662
Repayment of finance lease liabilities	(28,783)	(40,773)	(66,293)	(69,556)	(98,877)
Repayment of mortgage and loans payable	(9,199)	(551,833)	(675,873)	(561,032)	(696,059)
Repayment of senior notes	—	—	(1,400,000)	—	(1,990,650)
Debt extinguishment costs	—	—	(90,664)	—	(99,185)
Debt issuance costs	(10,365)	(7,366)	(21,950)	(17,731)	(25,102)
Net cash provided by (used in) financing activities	862,293	(168,915)	174,676	693,378	587,330
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(101,129)	4,593	4,965	(96,536)	(17,054)
Net increase in cash, cash equivalents and restricted cash	193,623	158,042	50,111	351,665	196,220
Cash, cash equivalents and restricted cash at beginning of period	1,707,496	1,549,454	1,771,804	1,549,454	1,625,695
Cash, cash equivalents and restricted cash at end of period	$ 1,901,119	$ 1,707,496	$ 1,821,915	$ 1,901,119	$ 1,821,915
Supplemental cash flow information:
Cash paid for taxes	$ 53,609	$ 20,150	$ 32,667	$ 73,759	$ 82,637
Cash paid for interest	$ 106,249	$ 104,051	$ 128,636	$ 210,300	$ 229,691

Free cash flow (negative free cash flow) (1)	$ (541,150)	$ 360,922	$ (126,935)	$ (180,228)	$ (353,112)

Adjusted free cash flow (negative adjusted free cash flow) (2)	$ 372,775	$ 363,996	$ (93,035)	$ 736,771	$ (265,475)

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 801,581	$ 581,123	$ 599,197	$ 1,382,704	$ 990,355
Net cash used in investing activities as presented above	(1,369,122)	(258,759)	(728,727)	(1,627,881)	(1,364,411)
Purchases, sales and maturities of investments, net	26,391	38,558	2,595	64,949	20,944
Free cash flow (negative free cash flow)	$ (541,150)	$ 360,922	$ (126,935)	$ (180,228)	$ (353,112)

(2)

We define adjusted free cash flow (negative adjusted free cash flow) as free cash flow (negative free cash flow) as defined above, excluding any real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above	$ (541,150)	$ 360,922	$ (126,935)	$ (180,228)	$ (353,112)
Less business acquisitions, net of cash and restricted cash acquired	883,668	—	—	883,668	—
Less real estate acquisitions	30,257	3,074	33,900	33,331	87,637
Adjusted free cash flow (negative adjusted free cash flow)	$ 372,775	$ 363,996	$ (93,035)	$ 736,771	$ (265,475)

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	Recurring revenues	$ 1,707,451	$ 1,642,324	$ 1,542,462	$ 3,349,775	$ 3,053,395
	Non-recurring revenues	109,703	92,123	115,457	201,826	200,588
	Revenues (1)	1,817,154	1,734,447	1,657,919	3,551,601	3,253,983

	Cash cost of revenues (2)	599,368	583,703	544,196	1,183,071	1,055,006
	Cash gross profit (3)	1,217,786	1,150,744	1,113,723	2,368,530	2,198,977

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	120,739	124,706	115,282	245,445	228,335
	Cash general and administrative expenses (6)	236,715	226,326	201,164	463,041	400,133
	Total cash operating expenses (4)(7)	357,454	351,032	316,446	708,486	628,468

	Adjusted EBITDA (8)	$ 860,332	$ 799,712	$ 797,277	$ 1,660,044	$ 1,570,509

	Cash gross margins (9)	67%	66%	67%	67%	68%

	Adjusted EBITDA margins(10)	47%	46%	48%	47%	48%

	Adjusted EBITDA flow-through rate (11)	73%	43%	39%	51%	72%

	FFO (12)	$ 498,349	$ 432,644	$ 340,873	$ 930,993	$ 758,136

	AFFO (13)(14)	$ 691,392	$ 652,632	$ 631,937	$ 1,344,024	$ 1,258,765

	Basic FFO per share (15)	$ 5.47	$ 4.77	$ 3.80	$ 10.24	$ 8.47

	Diluted FFO per share (15)	$ 5.46	$ 4.75	$ 3.78	$ 10.21	$ 8.42

	Basic AFFO per share (15)	$ 7.59	$ 7.19	$ 7.05	$ 14.79	$ 14.07

	Diluted AFFO per share (15)	$ 7.58	$ 7.16	$ 7.01	$ 14.74	$ 13.98

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 541,988	$ 522,171	$ 497,659	$ 1,064,159	$ 985,118
	Interconnection	187,491	181,103	167,618	368,594	332,505
	Managed infrastructure	55,329	49,222	40,734	104,551	79,219
	Other	5,581	5,134	451	10,715	2,489
	Recurring revenues	790,389	757,630	706,462	1,548,019	1,399,331
	Non-recurring revenues	40,475	42,791	44,181	83,266	77,252
	Revenues	$ 830,864	$ 800,421	$ 750,643	$ 1,631,285	$ 1,476,583

	EMEA Revenues:

	Colocation	$ 433,339	$ 414,569	$ 398,703	$ 847,908	$ 786,978
	Interconnection	66,845	68,140	65,258	134,985	126,908
	Managed infrastructure	30,447	30,990	31,176	61,437	63,287
	Other	22,048	6,414	3,682	28,462	8,728
	Recurring revenues	552,679	520,113	498,819	1,072,792	985,901
	Non-recurring revenues	46,522	30,367	39,110	76,889	70,745
	Revenues	$ 599,201	$ 550,480	$ 537,929	$ 1,149,681	$ 1,056,646

	Asia-Pacific Revenues:

	Colocation	$ 281,635	$ 282,615	$ 259,573	$ 564,250	$ 514,131
	Interconnection	60,841	59,987	54,898	120,828	108,080
	Managed infrastructure	19,916	20,642	22,094	40,558	44,843
	Other	1,991	1,337	616	3,328	1,109
	Recurring revenues	364,383	364,581	337,181	728,964	668,163
	Non-recurring revenues	22,706	18,965	32,166	41,671	52,591
	Revenues	$ 387,089	$ 383,546	$ 369,347	$ 770,635	$ 720,754

	Worldwide Revenues:

	Colocation	$ 1,256,962	$ 1,219,355	$ 1,155,935	$ 2,476,317	$ 2,286,227
	Interconnection	315,177	309,230	287,774	624,407	567,493
	Managed infrastructure	105,692	100,854	94,004	206,546	187,349
	Other	29,620	12,885	4,749	42,505	12,326
	Recurring revenues	1,707,451	1,642,324	1,542,462	3,349,775	3,053,395
	Non-recurring revenues	109,703	92,123	115,457	201,826	200,588
	Revenues	$ 1,817,154	$ 1,734,447	$ 1,657,919	$ 3,551,601	$ 3,253,983

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 930,257	$ 915,875	$ 865,120	$ 1,846,132	$ 1,676,337
	Depreciation, amortization and accretion expense	(319,011)	(321,729)	(310,916)	(640,740)	(602,856)
	Stock-based compensation expense	(11,878)	(10,443)	(10,008)	(22,321)	(18,475)
	Cash cost of revenues	$ 599,368	$ 583,703	$ 544,196	$ 1,183,071	$ 1,055,006

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 243,636	$ 239,403	$ 234,679	$ 483,039	$ 428,139
	EMEA cash cost of revenues	215,983	202,848	196,661	418,831	395,844
	Asia-Pacific cash cost of revenues	139,749	141,452	112,856	281,201	231,023
	Cash cost of revenues	$ 599,368	$ 583,703	$ 544,196	$ 1,183,071	$ 1,055,006

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$ 564,075	$ 545,198	$ 507,615	$ 1,109,273	$ 991,898
	Depreciation and amortization expense	(113,817)	(114,657)	(106,842)	(228,474)	(209,220)
	Stock-based compensation expense	(92,804)	(79,509)	(84,327)	(172,313)	(154,210)
	Cash operating expense	$ 357,454	$ 351,032	$ 316,446	$ 708,486	$ 628,468

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$ 193,727	$ 192,511	$ 185,610	$ 386,238	$ 368,437
	Depreciation and amortization expense	(49,817)	(47,621)	(49,549)	(97,438)	(101,620)
	Stock-based compensation expense	(23,171)	(20,184)	(20,779)	(43,355)	(38,482)
	Cash sales and marketing expense	$ 120,739	$ 124,706	$ 115,282	$ 245,445	$ 228,335

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$ 370,348	$ 352,687	$ 322,005	$ 723,035	$ 623,461
	Depreciation and amortization expense	(64,000)	(67,036)	(57,293)	(131,036)	(107,600)
	Stock-based compensation expense	(69,633)	(59,325)	(63,548)	(128,958)	(115,728)
	Cash general and administrative expense	$ 236,715	$ 226,326	$ 201,164	$ 463,041	$ 400,133

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$ 211,004	$ 204,463	$ 190,040	$ 415,467	$ 378,028
	EMEA cash SG&A	87,836	87,287	78,742	175,123	154,713
	Asia-Pacific cash SG&A	58,614	59,282	47,664	117,896	95,727
	Cash SG&A	$ 357,454	$ 351,032	$ 316,446	$ 708,486	$ 628,468

(8)

We define adjusted EBITDA as net income excluding income tax expense, interest income, interest expense, other income or expense, loss or gain on debt extinguishment, depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs, and gain or loss on asset sales as presented below:

	Net income	$ 216,242	$ 147,693	$ 68,487	$ 363,935	$ 224,561
	Income tax expense (benefit)	8,635	32,744	(18,527)	41,379	14,101
	Interest income	(4,508)	(2,106)	(374)	(6,614)	(1,103)
	Interest expense	90,826	79,965	87,231	170,791	176,912
	Other expense	6,238	9,549	39,377	15,787	46,327
	(Gain) loss on debt extinguishment	420	(529)	102,460	(109)	115,518
	Depreciation, amortization and accretion expense	432,828	436,386	417,758	869,214	812,076
	Stock-based compensation expense	104,682	89,952	94,335	194,634	172,685
	Transaction costs	5,063	4,240	6,985	9,303	8,167
	(Gain) loss on asset sales	(94)	1,818	(455)	1,724	1,265
	Adjusted EBITDA	$ 860,332	$ 799,712	$ 797,277	$ 1,660,044	$ 1,570,509

	The geographic split of our adjusted EBITDA is presented below:

	Americas net income (loss)	$ 38,199	$ (19,572)	$ (179,570)	$ 18,627	$ (190,634)
	Americas income tax expense (benefit)	8,516	32,744	(18,522)	41,260	13,725
	Americas interest income	(3,904)	(1,728)	(401)	(5,632)	(748)
	Americas interest expense	82,160	70,730	77,169	152,890	156,682
	Americas other (income) expense	(55,803)	(23,390)	46,609	(79,193)	14,616
	Americas (gain) loss on debt extinguishment	420	(261)	102,460	159	115,669
	Americas depreciation, amortization and accretion expense	230,099	230,086	222,413	460,185	425,119
	Americas stock-based compensation expense	73,677	63,917	69,982	137,594	128,244
	Americas transaction costs	2,715	2,991	6,239	5,706	6,478
	Americas (gain) loss on asset sales	145	1,038	(455)	1,183	1,265
	Americas adjusted EBITDA	$ 376,224	$ 356,555	$ 325,924	$ 732,779	$ 670,416

	EMEA net income	$ 101,638	$ 98,388	$ 136,924	$ 200,026	$ 219,034
	EMEA income tax expense	119	—	—	119	376
	EMEA interest income	(525)	(267)	(31)	(792)	(17)
	EMEA interest expense	(112)	916	2,002	804	3,207
	EMEA other (income) expense	57,169	29,171	(7,737)	86,340	28,343
	EMEA depreciation, amortization and accretion expense	116,070	114,866	115,702	230,936	226,915
	EMEA stock-based compensation expense	19,168	16,112	15,114	35,280	27,244
	EMEA transaction costs	2,094	1,157	552	3,251	987
	EMEA (gain) loss on asset sales	(239)	2	—	(237)	—
	EMEA adjusted EBITDA	$ 295,382	$ 260,345	$ 262,526	$ 555,727	$ 506,089

	Asia-Pacific net income	$ 76,405	$ 68,877	$ 111,133	$ 145,282	$ 145,282
	Asia-Pacific income tax benefit	—	—	(5)	—	—
	Asia-Pacific interest income	(79)	(111)	58	(190)	(190)
	Asia-Pacific interest expense	8,778	8,319	8,060	17,097	17,097
	Asia-Pacific other expense	4,872	3,768	505	8,640	8,640
	Asia-Pacific gain on debt extinguishment	—	(268)	—	(268)	(268)
	Asia-Pacific depreciation, amortization and accretion expense	86,659	91,434	79,643	178,093	160,042
	Asia-Pacific stock-based compensation expense	11,837	9,923	9,239	21,760	17,197
	Asia-Pacific transaction costs	254	92	194	346	702
	Asia-Pacific loss on asset sales	—	778	—	778	—
	Asia-Pacific adjusted EBITDA	$ 188,726	$ 182,812	$ 208,827	$ 371,538	$ 348,502

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region are presented below:

	Americas cash gross margins	71%	70%	69%	70%	71%
	EMEA cash gross margins	64%	63%	63%	64%	63%
	Asia-Pacific cash gross margins	64%	63%	69%	64%	68%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	45%	45%	43%	45%	45%
	EMEA adjusted EBITDA margins	49%	47%	49%	48%	48%
	Asia-Pacific adjusted EBITDA margins	49%	48%	57%	48%	48%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 860,332	$ 799,712	$ 797,277	$ 1,660,044	$ 1,570,509
	Less adjusted EBITDA - prior period	(799,712)	(787,577)	(773,232)	(1,573,875)	(1,448,647)
	Adjusted EBITDA growth	$ 60,620	$ 12,135	$ 24,045	$ 86,169	$ 121,862

	Revenues - current period	$ 1,817,154	$ 1,734,447	$ 1,657,919	$ 3,551,601	$ 3,253,983
	Less revenues - prior period	(1,734,447)	(1,706,378)	(1,596,064)	(3,381,554)	(3,083,882)
	Revenue growth	$ 82,707	$ 28,069	$ 61,855	$ 170,047	$ 170,101

	Adjusted EBITDA flow-through rate	73%	43%	39%	51%	72%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$ 216,242	$ 147,693	$ 68,487	$ 363,935	$ 224,561
	Net (income) loss attributable to non-controlling interests	80	(240)	(148)	(160)	140
	Net income attributable to Equinix	216,322	147,453	68,339	363,775	224,701
	Adjustments:
	Real estate depreciation	278,046	280,196	271,500	558,242	528,144
	(Gain) loss on disposition of real estate property	1,850	2,845	(518)	4,695	2,612
	Adjustments for FFO from unconsolidated joint ventures	2,131	2,150	1,552	4,281	2,679
	FFO attributable to common shareholders	$ 498,349	$ 432,644	$ 340,873	$ 930,993	$ 758,136

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$ 498,349	$ 432,644	$ 340,873	$ 930,993	$ 758,136
	Adjustments:
	Installation revenue adjustment	(34)	845	4,539	811	8,451
	Straight-line rent expense adjustment	4,207	3,660	3,381	7,867	7,742
	Amortization of deferred financing costs and debt discounts and premiums	4,536	4,204	4,447	8,740	8,370
	Contract cost adjustment	(7,891)	(14,939)	(13,381)	(22,830)	(27,392)
	Stock-based compensation expense	104,682	89,952	94,335	194,634	172,685
	Stock-based charitable contributions	14,039	—	—	14,039	—
	Non-real estate depreciation expense	103,349	105,575	93,062	208,924	178,040
	Amortization expense	51,875	49,569	51,679	101,444	105,074
	Accretion expense (adjustment)	(442)	1,046	1,517	604	818
	Recurring capital expenditures	(34,775)	(23,881)	(45,331)	(58,656)	(65,661)
	(Gain) loss on debt extinguishment	420	(529)	102,460	(109)	115,518
	Transaction costs	5,063	4,240	6,985	9,303	8,167
	Impairment charges (1)	—	—	33,552	—	33,552
	Income tax expense adjustment (1)	(49,683)	(323)	(47,440)	(50,006)	(46,675)
	Adjustments for AFFO from unconsolidated joint ventures	(2,303)	569	1,259	(1,734)	1,940
	AFFO attributable to common shareholders	$ 691,392	$ 652,632	$ 631,937	$ 1,344,024	$ 1,258,765

(1)  Impairment charges for 2021 relate to the impairment of an indemnification asset in Q2 2021 resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense)
     on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$ 860,332	$ 799,712	$ 797,277	$ 1,660,044	$ 1,570,509
	Adjustments:
	Interest expense, net of interest income	(86,318)	(77,859)	(86,857)	(164,177)	(175,809)
	Amortization of deferred financing costs and debt discounts and premiums	4,536	4,204	4,447	8,740	8,370
	Income tax (expense) benefit	(8,635)	(32,744)	18,527	(41,379)	(14,101)
	Income tax expense adjustment (1)	(49,683)	(323)	(47,440)	(50,006)	(46,675)
	Straight-line rent expense adjustment	4,207	3,660	3,381	7,867	7,742
	Stock-based charitable contributions	14,039	—	—	14,039	—
	Contract cost adjustment	(7,891)	(14,939)	(13,381)	(22,830)	(27,392)
	Installation revenue adjustment	(34)	845	4,539	811	8,451
	Recurring capital expenditures	(34,775)	(23,881)	(45,331)	(58,656)	(65,661)
	Other expense	(6,238)	(9,549)	(39,377)	(15,787)	(46,327)
	(Gain) loss on disposition of real estate property	1,850	2,845	(518)	4,695	2,612
	Adjustments for unconsolidated JVs' and non-controlling interests	(92)	2,479	2,663	2,387	4,759
	Adjustments for impairment charges (1)	—	—	33,552	—	33,552
	Adjustment for gain (loss) on sale of assets	94	(1,818)	455	(1,724)	(1,265)
	AFFO attributable to common shareholders	$ 691,392	$ 652,632	$ 631,937	$ 1,344,024	$ 1,258,765

(1)  Impairment charges for 2021 relate to the impairment of an indemnification asset in Q2 2021 resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense)
     on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	91,036	90,771	89,648	90,904	89,490
	Effect of dilutive securities:
	Employee equity awards	226	391	456	309	534
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	91,262	91,162	90,104	91,213	90,024

	Basic FFO per share	$ 5.47	$ 4.77	$ 3.80	$ 10.24	$ 8.47
	Diluted FFO per share	$ 5.46	$ 4.75	$ 3.78	$ 10.21	$ 8.42

	Basic AFFO per share	$ 7.59	$ 7.19	$ 7.05	$ 14.79	$ 14.07
	Diluted AFFO per share	$ 7.58	$ 7.16	$ 7.01	$ 14.74	$ 13.98

CONTACT: Equinix Investor Relations Contacts: invest@equinix.com; Equinix Media Contacts: press@equinix.com